Pioneer Series Trust IV

               Amendment to the Agreement and Declaration of Trust

                                       of

                             Pioneer Series Trust IV

         The undersigned, being at least a majority of the Trustees of Pioneer Series Trust IV, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated June 28, 2005 (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, the portfolios set forth on Annex A are added as series of the Trust, each such series to have Class A, Class B, Class C, Class R and Class Y shares.

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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 28th day of July, 2005.


____________________________                     ____________________________
John F. Cogan, Jr.                               Osbert M. Hood



____________________________                     ____________________________
David R. Bock                                    Marguerite A. Piret



____________________________                     ____________________________
Mary K. Bush                                     Stephen K. West



____________________________                     ____________________________
Margaret B.W. Graham                             John Winthrop


                  The address of each Trustee is
                  c/o Pioneer Investment Management, Inc
                  60 State Street, Boston, Massachusetts 02109

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                                                                         Annex A


Pioneer Government Income Fund

Pioneer Treasury Reserves Fund